Exhibit 99


                             Joint Filer Information

Designated Filer:                 Mirabella Holdings, LLC
Issuer & Ticker Symbol:           Atlantica, Inc. (ATTC.OB)
Date of Event
   Requiring Statement:           06/29/07

                                          /s/ Alan D. Gordon
                                          --------------------------------------
                                                       ALAN D. GORDON

                                          ALAN D. GORDON GS TRUST

                                          By:   /s/ Alan D. Gordon
                                                --------------------------------
                                          Name:  Alan D. Gordon
                                          Its:   Trustee